1300 Main Street, P.O. Box 130 • Atchiston, Kansas 66002-0130 913.367.1480 • 800.255.0302 • Fax 913.367.0192 www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ	NEWS RELEASE

Contact:  Steve Pickman at 913-367-1480

FOR IMMEDIATE RELEASE:	UFCW RATIFIES CONTRACT WITH MGP INGREDIENTS OF ILLINOIS

         ATCHISON, Kan., October 31, 2003—United Food and Commercial Workers Union Local 4D yesterday ratified a new four-year contract with MGP Ingredients of Illinois, Inc., a wholly-owned subsidiary of MGP Ingredients, Inc. The contract becomes effective tomorrow, succeeding one that has been in effect since Nov. 1, 2000.

         “Negotiations which led to the ratification of this contract were very constructive,” said Dave Rindom, vice president of human resources. “The union negotiating committee is to be commended for the time and effort that was put into this process and for helping maintain a positive environment and productive communications throughout our discussions.”

         Changes in the new contract include improvements in wage and retirement benefits.

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